Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-191157 on Form S-3 and Registration Statement Nos. 333-137708, 333-169329 and 333-197764 on Form S-8 of BlackRock, Inc. of our reports dated February 27, 2015, relating to the consolidated financial statements of BlackRock, Inc., and the effectiveness of BlackRock, Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of BlackRock, Inc. for the year ended December 31, 2014.

/s/ Deloitte & Touche LLP

New York, New York
February 27, 2015

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